UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2019

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)

+(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On March 21, 2019, Ingersoll-Rand Luxembourg Finance S.A. (the “Issuer”), a wholly-owned subsidiary of Ingersoll-Rand plc (“IR Parent”), issued $400 million aggregate principal amount of 3.500% Senior Notes due 2026 (the “2026 Notes”), $750 million aggregate principal amount of 3.800% Senior Notes due 2029 (the “2029 Notes”) and $350 million aggregate principal amount of 4.500% Senior Notes due 2049 (the “2049 Notes” and, together with the 2026 Notes and the 2029 Notes, the “Notes”) pursuant to an Indenture, dated as of February 21, 2018 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of March 21, 2019 (the “Fourth Supplemental Indenture”), relating to the 2026 Notes, and as further supplemented by the Fifth Supplemental Indenture, dated as of March 21, 2019 (the “Fifth Supplemental Indenture”), relating to the 2029 Notes, and as further supplemented by the Sixth Supplemental Indenture, dated as of March 21, 2019 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”), each among the Issuer, IR Parent, Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Lux International Holding Company S.à r.l., Ingersoll-Rand Irish Holdings Unlimited Company and Ingersoll-Rand Company, as guarantors (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Issuer intends to use the net proceeds from the offering to finance the proposed acquisition of Precision Flow Systems (the “Acquisition”), to pay expenses related to the offering and for general corporate purposes.
The Notes and the related guarantees have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3ASR (File No. 333-221265) previously filed with the Securities and Exchange Commission under the Securities Act.
The Notes are senior unsecured obligations of the Issuer and rank equally with all of the Issuer’s existing and future senior unsecured indebtedness. The guarantees of the Notes are senior unsecured obligations of each Guarantor and rank equally with all of such Guarantor’s existing and future senior unsecured indebtedness.
The Issuer will pay interest on the Notes semi-annually on March 21 and September 21, beginning September 21, 2019, to holders of record on the preceding March 6 and September 6. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The 2026 Notes will mature on March 21, 2026, the 2029 Notes will mature on March 21, 2029 and the 2049 Notes will mature on March 21, 2049. The Issuer may redeem the 2026 Notes, the 2029 Notes and the 2049 Notes, respectively, in whole or in part at any time prior to January 21, 2026 (two months prior to the maturity date of the 2026 Notes), December 21, 2028 (three months prior to the maturity date of the 2029 Notes) and September 21, 2048 (six months prior to the maturity date of the 2049 Notes), respectively, at a redemption price equal to the greater of 100% of the principal amount of such notes to be redeemed and a “make-whole” redemption price. In addition, the Issuer may redeem the 2026 Notes, the 2029 Notes and the 2049 Notes, respectively, in whole or in part at any time on or after January 21, 2026 (two months prior to the maturity date of the 2026 Notes), December 21, 2028 (three months prior to the maturity date of the 2029 Notes) and September 21, 2048 (six months prior to the maturity date of the 2049 Notes), respectively, at par plus accrued and unpaid interest thereon up to, but not including, the redemption date. In the event of a change of control triggering event (as defined in the Indenture), the holders of the Notes may require the Issuer to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase. In the event that IR Parent does not complete the proposed Acquisition on or prior to January 31, 2020, or the offer to acquire Precision Flow Systems is terminated at any time prior thereto, the Issuer would be obligated to redeem all of the Notes at a redemption price equal to 101% of the aggregate principal amount of each series of the Notes, plus accrued and unpaid interest from the date of initial issuance or the most recent interest payment date to but excluding the special mandatory redemption date. If, as a result of certain tax law changes, the Issuer or any Guarantor (other than Ingersoll-Rand Global Holding Company Limited and Ingersoll-Rand Company) would be obligated to pay additional amounts in respect of withholding taxes or certain other tax indemnification payments with respect to any series of the Notes, and such obligation cannot be avoided by taking reasonable measures available to the Issuer or such Guarantor, the Issuer or such Guarantor may redeem the Notes of such series in whole, but not in part, at par plus accrued and unpaid interest, and all additional amounts, if any, then due or becoming due on the redemption date. The Notes are subject to certain customary covenants, including limitations on IR Parent’s and its restricted subsidiaries’ ability to incur indebtedness secured by certain liens and to engage in certain sale and leaseback transactions, and on each of the Issuer’s and the Guarantors’ ability to consolidate or merge with or into, or sell substantially all of its assets to, another person. These covenants are subject to important limitations and exceptions.
Copies of the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture are included with this current report on Form 8-K as Exhibits 4.1, 4.3 and 4.5, respectively, and are incorporated by reference as though fully set forth herein. The foregoing descriptions of the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture are summaries only and are qualified in their entirety by the complete text of each of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference herein.
Item 7.01    Regulation FD Disclosure.
In connection with the Offering, the Company expects to increase its interest expense on an annualized basis by approximately $60 million per year (before tax costs). Since the financing occurred in March, interest expense for 2019 is expected to increase by approximately $47 million.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated as of March 19, 2019, by and among Ingersoll-Rand Luxembourg Finance S.A., as issuer, Ingersoll-Rand plc, Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Lux International Holding Company S.à r.l., Ingersoll-Rand Irish Holdings Unlimited Company and Ingersoll-Rand Company, as guarantors, and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters.

4.1
Fourth Supplemental Indenture, dated as of March 21, 2019, by and among Ingersoll-Rand Luxembourg Finance S.A., as issuer, Ingersoll-Rand plc, Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Lux International Holding Company S.à r.l., Ingersoll-Rand Irish Holdings Unlimited Company and Ingersoll-Rand Company, as guarantors, and Wells Fargo Bank, National Association, as Trustee, relating to the 3.500% Senior Notes due 2026.

4.2	Form of Global Note representing the 3.500% Senior Notes due 2026 (included in Exhibit 4.1).

4.3
Fifth Supplemental Indenture, dated as of March 21, 2019, by and among Ingersoll-Rand Luxembourg Finance S.A., as issuer, Ingersoll-Rand plc, Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Lux International Holding Company S.à r.l., Ingersoll-Rand Irish Holdings Unlimited Company and Ingersoll-Rand Company, as guarantors, and Wells Fargo Bank, National Association, as Trustee, relating to the 3.800% Senior Notes due 2029.

4.4	Form of Global Note representing the 3.800% Senior Notes due 2029 (included in Exhibit 4.3).

4.5
Sixth Supplemental Indenture, dated as of March 21, 2019, by and among Ingersoll-Rand Luxembourg Finance S.A., as issuer, Ingersoll-Rand plc, Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Lux International Holding Company S.à r.l., Ingersoll-Rand Irish Holdings Unlimited Company and Ingersoll-Rand Company, as guarantors, and Wells Fargo Bank, National Association, as Trustee, relating to the 4.500% Senior Notes due 2049.

4.6	Form of Global Note representing the 4.500% Senior Notes due 2049 (included in Exhibit 4.5).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Arthur Cox, Solicitors.

5.3	Opinion of Loyens & Loeff Luxembourg SARL

5.4	Opinion of McCarter & English, LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Registrant)

Date: March 26, 2019	/s/ Evan M. Turtz
Evan M. Turtz
Secretary